[QNB LETTERHEAD]



FOR IMMEDIATE RELEASE



                    QNB CORP. REPORTS FOURTH QUARTER EARNINGS
                  2003 ANNUAL NET INCOME INCREASES 14.0 PERCENT


QUAKERTOWN, PA (30 January 2004) QNB Corp. (OTC Bulletin Board: QNBC) the parent company of The Quakertown National Bank (QNB), reported net income for 2003 of $5,648,000 or $1.79 per diluted share. This represents an increase of 14.0 percent compared to the $4,955,000 or $1.59 per diluted share reported for 2002. For the fourth quarter 2003, QNB recorded a modest increase in net income in comparison to the same period in 2002. Net income for the three months ended December 31, 2003 and 2002 was $1,075,000 or $.34 per diluted share and $1,070,000 or $.34 per diluted share, respectively. All earnings per share amounts have been restated to reflect the two-for-one stock split effective on October 14, 2003.

"I am very pleased with the financial performance of the company for 2003. Strong loan and deposit growth coupled with an unprecedented level of gains on sales of mortgage loans recorded as a result of the residential mortgage refinancing boom led to our eighth consecutive year of record earnings," said Thomas J. Bisko, President and CEO. "This growth and profitability was achieved while maintaining excellent asset quality. With the economy showing signs of improvement, we look forward to continued success in 2004."

Net interest income for the fourth quarter of 2003 increased $322,000 or 8.6 percent to $4,066,000 as the growth in earning assets offset a decline in the net interest margin. Average earning assets for the quarter increased 12.6 percent with average loans increasing 9.1 percent and average investment securities increasing 17.0 percent compared to the fourth quarter of 2002. The growth in earning assets was a result of significant deposit growth. Average deposits increased $60,085,000 or 15.7 percent when comparing the fourth quarter of 2003 to the same period in 2002. Total deposits at December 31, 2003 were $438,639,000, an increase of $49,726,000 or 12.8 percent from the $388,913,000 reported at December 31, 2002.

The continued low interest rate environment has had a significant impact on the net interest margin. The net interest margin was 3.38 percent for the fourth quarter of 2003 compared to 3.53 percent for the same period in 2002. However, the net interest margin of 3.38 percent for the fourth quarter of 2003 represents an increase from the 3.31 percent recorded in the third quarter of 2003. The improvement in the net interest margin between the quarters is partially a result of a continued effort to reposition the balance sheet through investment securities transactions, in which lower yielding securities were sold and replaced with higher yielding securities.

Non-interest income for the three months ended December 31, 2003 was $598,000, a $423,000 decrease from the fourth quarter of 2002. The investment securities transactions mentioned above, while helping to improve the yield and structure of the investment portfolio resulted in realized losses on investment securities transactions of $363,000 during the fourth quarter of 2003. This compares to net losses from the sale of fixed income securities and the impairment of equity securities of $203,000 during the fourth quarter of 2002. Also contributing to the decline in non-interest income when comparing the two quarters was the gain recorded on the sale of loans. Gains on the sale of loans declined $264,000 to $70,000, as the residential mortgage refinancing wave slowed down when interest rates rose during the fourth quarter of 2003.

Also contributing to the increase in net income when comparing the two quarters, was a lower provision for income taxes during the fourth quarter of 2003. Included in the provision for income taxes during the fourth quarter of 2002 was a valuation allowance of $95,000 that was established to offset a portion of the tax benefits associated with certain impaired securities that management believed might not be realizable. This valuation allowance was reversed during the third quarter of 2003 as a result of the ability to realize these tax benefits, due to the increase in unrealized gains of certain equity securities held by the company.

QNB Corp. offers commercial and retail banking services through the seven banking offices of its subsidiary, The Quakertown National Bank. In addition, QNB provides trust and investment management services in conjunction with Trust Company of the Lehigh Valley, retail brokerage services through Raymond James Financial Service Inc. and title insurance through Bankers Settlement Services of Eastern Pennsylvania, LLC.

This press release may contain forward-looking statements as defined in the Private Securities Litigation Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. Such factors include the possibility that increased demand or prices for the Company's financial services and products may not occur, changing economic and competitive conditions, technological developments, and other risks and uncertainties, including those detailed in the company's filings with the Securities and Exchange Commission.


QNB CORP.
(Dollars in thousands, except per share data)


                                                   Three Months Ended                     Twelve Months Ended
                                                      December 31,                            December 31,
                                                    2003        2002                      2003         2002
INCOME:
Total interest income                              $ 6,440     $ 6,521                   $25,400      $27,191
Total interest expense                               2,374                                 9,755       12,076
Net interest income                                  4,066       3,744                    15,645       15,115
Provision for loan losses                                -           -                         -            -
Total non-interest income                              598       1,021                     4,200        2,989
Total non-interest expense                           3,398       3,404                    12,943       11,945
Income before income taxes                           1,266       1,361                     6,902        6,159
Provision for income taxes                             191         291                     1,254        1,204
Net income                                         $ 1,075     $ 1,070                   $ 5,648      $ 4,955

NET INCOME PER SHARE:
   Basic                                            $ 0.35      $ 0.35                    $ 1.83       $ 1.61
   Diluted                                            0.34        0.34                      1.79         1.59
   Dividends                                         0.165        0.15                      0.66         0.60


SELECTED PERIOD END BALANCES:
Total assets                                      $550,831    $503,430
Federal funds sold                                   4,532      10,001
Loans                                              233,565     216,850
Allowance for loan loss                              2,929       2,938
Investments                                        276,453     244,477
Deposits                                           438,639     388,913
Borrowed funds                                      65,416      69,485
Shareholders' equity                                43,440      40,914

SELECTED RATIOS:
Return on average assets                             0.77%       0.86%                     1.07%        1.03%
Return on average shareholders' equity              10.50%      11.48%                    14.38%       13.88%
Net interest margin                                  3.38%       3.53%                     3.45%        3.68%
Efficiency ratio-tax equivalent                     67.72%      66.48%                    60.96%       61.21%
Average shareholders' equity to total                7.32%       7.49%                     7.46%        7.45%
average assets
Non-performing assets to total assets                 .15%        .13%
Allowance as a % of loans                            1.25%       1.35%


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Contact: Thomas J. Bisko
          215-538-5612
          tbisko@qnb.com